UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 27, 2017

FORCE PROTECTION VIDEO EQUIPMENT CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-144-3512
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

130 Iowa Lane, Suite 102 Cary, NC 27511
(Address of principal executive offices)

(919) 780-7897
(Registrant=s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

ENTRY INTO A DEFINITIVE AGREEMENT

On March 31, 2017, we entered into a Securities Purchase Agreement with RDW Capital LLC pursuant to which RDW has agreed to loan the Company up to $262,500 with a 5% OID. In addition, the Company agreed to reverse split its common stock at a ratio of 1 share for each 250 shares previously issued.

The SPA provides that RDW will loan the Company the funds set forth in the SPA in three separate Promissory Notes as follows: (1) $75,000 upon execution of the first Note; (2) $75,000 within two (2) trading days after the Company completes its reverse split; and (3) $100,000 within  thirty (30) trading days after the Company upon completes the reverse split. The Notes will be convertible into the Company’s common stock at 60% of the lowest trading price of the previous 20 trading days. In conjunction therewith and pursuant to Florida Statutes, the Board of Directors the Company is amending its Articles of Incorporation to reflect the reverse split.  Pursuant to Florida Statutes, the amendment by the Board of Directors did not require shareholder approval. The Company is also in the process of preparing and filing an Issuer Company Related Action Notification for FINRA and expects to file that within the next three (3) days.

The foregoing descriptions of the Notes and  Securities Purchase Agreement are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01

EXHIBITS

Exhibit Number

Description

10.1

Form of Note.

10.2

Form of Securities Purchase Agreement.

10.3

Form of Amended and Restated Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Force Protection Video Equipment Corp.

(Registrant)

By: /s/Paul Feldman
President

Dated: March 31, 2017

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